Exhibit 99.1

PRESS RELEASE

2445 Nashville Road, Suite B1 Bowling Green, Kentucky 42101 Holley.com

HOLLEY REPORTS FIRST QUARTER 2025 RESULTS

DELIVERED CORE BUSINESS GROWTH IN THE QUARTER

NET INCOME OF $2.8 MILLION IN 2025 COMPARED TO $3.7 MILLION IN 2024

ADJUSTED EBITDA OF $27.3 MILLION UP $6.3 MILLION YEAR OVER YEAR

ADJUSTED NET INCOME WAS $2.6 MILLION UP $2.5 MILLION YEAR OVER YEAR

Strategic framework execution resulted in robust first-quarter net sales growth. Due to the strong performance in our core business during the first quarter, we are maintaining our full-year 2025 guidance, excluding any potential impacts from tariffs.

BOWLING GREEN, Ky. – May 7, 2025 – Holley Performance Brands (NYSE: HLLY), a leader in automotive aftermarket performance solutions, today announced financial results for its first quarter ended March 30, 2025.

First Quarter Highlights vs. Prior Year Period

●	Net Sales decreased (3.5%) to $153.0 million compared to $158.6 million last year
● Core business Net Sales for the first quarter of 2025 grew by 3.3% compared to the first quarter of 2024 after excluding non-core business[1] of approximately $10.5 million related to divestitures and strategic product rationalization sales from net sales for the first quarter of 2024
●	Net Income was $2.8 million, or $0.02 per diluted share, compared to $3.7 million, or $0.03 per diluted share, last year
●	Net Cash Used in Operating Activities was $7.8 million compared to Net Cash Provided by Operating Activities of $18.8 million last year
●	Adjusted Net Income[2] was $2.6 million compared to $0.1 million last year
●	Adjusted EBITDA[1] was $27.3 million compared to $21.0 million last year
●	Free Cash Flow[1] was ($10.8) million compared to $17.8 million last year

1 Divestitures sales relate to divested businesses (Detroit Speed Engineering, Gear FX and Proforged) prior to the divestiture date, and strategic product rationalization sales relate to discontinued stock keeping units (“SKUs”) prior to the SKU discontinuance.

2 See “Use and Reconciliation of Non-GAAP Financial Measures” below.

“We are delighted with our strong quarterly results, which we believe reflect significant progress against our strategic framework,” said Matthew Stevenson, President and Chief Executive Officer of Holley. “In the first quarter of 2025, our company demonstrated growth in our core business and advancements across multiple fronts. We achieved substantial growth in both our direct-to-consumer (DTC) and business-to-business (B2B) channels. Our B2B channel saw significant growth in our Top 50 accounts, driven by enhanced data quality and collaboration with our partners. Meanwhile, our DTC orders grew over 10% in the quarter, led by increases in our third-party marketplace strategy, particularly with a focus on Amazon.

Our product innovation efforts successfully generated approximately $4 million in new product revenue across our Domestic Muscle, Modern Truck & Off-Road, Euro & Import, and Safety divisions. Additionally, portfolio management initiatives focused on maximizing product elasticity resulted in roughly $4 million in revenue growth.

We also continue to be laser focused on reducing non-value-added costs out of the business in the quarter of $3.0 million, comprised of purchasing savings and operational improvements.”

Stevenson continued, “We remain vigilant of external uncertainties that could affect the broader operating environment. While the momentum we experienced at the start of the year is now being tempered by ongoing tariff uncertainties and a softening in consumer sentiment, we are maintaining our 2025 guidance due to the strong growth in net sales in the first quarter year-over-year after adjusting for divestiture and strategic product rationalization sales. This guidance does not account for potential tariff impacts, which remain fluid and are evolving daily. The team is working diligently to mitigate impacts from potential tariffs through strategic sourcing initiatives as well as targeted pricing actions. We will continue to closely monitor the tariff situation and will provide updates on our guidance as necessary when there is greater clarity.”

“We are confident in our ability to execute our strategic framework, bolstered by the strength of our leadership team and the adaptability of our business as conditions evolve. We are positioning Holley to navigate near-term challenges with focus and discipline, ensuring we emerge stronger in the long term.”

Strategic Business Highlights

●	Achieved core business net sales growth of 3.3% year-over-year after excluding divestitures and product rationalization sales across all divisions.
●	Gross Margin improvements driven by labor and overhead efficiency and reduced warranty costs, in addition to 2024 product rationalization.
●	Proactively entered into a cash-less collar that further reduces interest rate exposure to the maturity date of the Term Loan in November 2028.
●	Expanded growth across 25+ brands in both DTC and B2B channels
●	Further strengthened relationships with B2B partners, resulting in approximately 2.5% growth in the channel.
●	DTC orders grew over 10% with third-party platforms (Amazon, eBay, etc.) increasing by more than 50%.
●	Product innovation and strategic pricing initiatives contributed $8 million in revenue for the quarter.
●	Implementing proactive cost reductions and strategic sourcing initiatives to mitigate tariff impacts.

Outlook

For 2025, our full-year guidance remains unchanged, excluding the impact of Tariffs:

Metric	Full Year 2025 Outlook
Net Sales %YOY*	$580 - $600 million 0.8% to 4.3%[1] vs. Core Business
Adjusted EBITDA	$113 - $130 million
Capital Expenditures	$12 - $16 million
Depreciation and Amortization Expense	$22 - $24 million
Interest Expense (excluding collar revaluation)	$47 - $52 million

*PY Comparison Excludes $12.8 million from Divested Non-Core Businesses and $14.0 million in Clearance Sales of Strategic Product Rationalization; Guidance does not include any potential incremental impact related to tariffs

*    Holley is not providing reconciliations of forward-looking full year 2025 Adjusted EBITDA outlook and full year 2025 Bank-adjusted EBITDA Leverage Ratio outlook because certain information necessary to calculate the most comparable GAAP measure, net income, is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, Holley is unable to provide these forward-looking reconciliations without unreasonable effort. Accordingly, Holley is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations.

Holley notes that its outlook for the full-year 2025 may vary due to changes in assumptions or market conditions and other factors described below under “Forward-Looking Statements.”

Conference Call

A conference call and audio webcast has been scheduled for 8:30 a.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations portion of the Company’s website at investor.holley.com. For those that cannot join the webcast, you can participate by dialing 877-407-4019 (Toll Free) or 201-689-8337 (Toll) using the access code of 13752747.

For those unable to participate, a telephone replay recording will be available until Wednesday, May 14, 2025. To access the replay, please call 877-660-6853 (Toll Free) or 201-612-7415 (Toll) and enter confirmation code 13752747. A web-based archive of the conference call will also be available on the Company’s website.

Additional Financial Information

The Investor Relations page of Holley’s website, investor.holley.com contains a significant amount of financial information about Holley, including our earnings presentation, which can be found under Events & Presentations. Holley encourages investors to visit this website regularly, as information is updated, and new information is posted.

About Holley Inc.

Holley Performance Brands (NYSE: HLLY) leads in the design, manufacturing and marketing of high-performance products for automotive enthusiasts. The company owns and manages a portfolio of iconic brands, catering to a diverse community of enthusiasts passionate about the customization and performance of their vehicles. Holley Performance Brands distinguishes itself through a strategic focus on four consumer vertical groupings, including Domestic Muscle, Modern Truck & Off-Road, Euro & Import, and Safety & Racing, ensuring a wide-ranging impact across the automotive aftermarket industry. Renowned for its innovative approach and strategic acquisitions, Holley Performance Brands is committed to enhancing the enthusiast experience and driving growth through innovation. For more information on Holley Performance Brands and its dedication to automotive excellence, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics, along with statements regarding the impact of organizational changes, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) Holley’s ability to execute our business strategy, including monetization of services provided and expansions in and into existing and new lines of business; 2) Holley’s ability to compete effectively in our market; 3) Holley’s ability to successfully design, develop, and market new, effective, and safe products and platforms; 4) Holley’s ability to respond to changes in vehicle ownership and type; 5) Holley’s ability to maintain and strengthen demand for our products; 6) Holley’s ability to grow and effectively manage our growth; 7) Holley’s ability to attract new customers in a cost-effective manner and to expand into additional consumer markets; 8) Holley’s ability to successfully integrate acquisitions or achieve the expected synergies from such acquisitions; 9) Holley’s ability to maintain relationships with customers and suppliers; 10) Holley’s ability to retain our management and key employees;  11) costs related to Holley being a public company; 12) disruptions to Holley’s operations, including as a result of cybersecurity incidents; 13) changes in applicable laws or regulations; 14) the outcome of any legal proceedings that have been or may be instituted against Holley; 15) general economic and political conditions, including the current macroeconomic environment, political tensions, and war (including the conflict in Ukraine, the conflict in the Middle East, and the possible expansion of such conflicts and potential geopolitical consequences); 16) the possibility that Holley may be adversely affected by other economic, business, and/or competitive factors, including recent events affecting the financial services industry (such as the closures of certain regional banks); 17) Holley’s estimates of its financial performance (e.g., the successful execution of cost saving initiatives); 18) Holley’s ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; 19) disruptions and costs associated with doing business in certain countries; 20) Holley’s ability to adopt and react to risks posed by new technology; 21) inability to predict how products will ultimately be used; and 22) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 14, 2025, and/or disclosed in any subsequent filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes no duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations:

Anthony Rozmus / Neel Sikka

Solebury Strategic Communications

203-428-3324

holley@soleburystrat.com

Media Relations Contacts:
Jordan Moore, jmoore@tinymightyco.com / Sydney Goggans, sgoggans@tinymightyco.com

Tiny Mighty Communications

615-454-2913

[Financial Tables to Follow]

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	For the thirteen weeks ended
	March 30,	March 31,	Variance	Variance
	2025	2024	($)	(%)
Net Sales	$153,044	$158,636	$(5,592)	-3.5%
Cost of Goods Sold	88,956	106,577	(17,621)	-16.5%
Gross Profit	64,088	52,059	12,029	23.1%
Selling, General, and Administrative	36,699	32,996	3,703	11.2%
Research and Development Costs	4,093	4,812	(719)	-14.9%
Amortization of Intangible Assets	3,532	3,436	96	2.8%
Restructuring Costs	463	615	(152)	-24.7%
Other Operating Expense (Income)	(42)	(8)	(34)	nm
Operating Expense	44,745	41,851	2,894	6.9%
Operating Income	19,343	10,208	9,135	89.5%
Change in Fair Value of Warrant Liability	(73)	(3,127)	3,054	nm
Change in Fair Value of Earn-Out Liability	(185)	(649)	464	nm
Loss (Gain) on Early Extinguishment of Debt	-	141	(141)	0.0%
Interest Expense, Net	15,708	11,004	4,704	42.7%
Non-Operating Expense	15,450	7,369	8,081	109.7%
Income (Loss) Before Income Taxes	3,893	2,839	1,054	37.1%
Income Tax Expense (Benefit)	1,076	(891)	1,967	nm
Net Income (Loss)	$2,817	$3,730	$(913)	-24.5%
Comprehensive Income:
Foreign Currency Translation Adjustment	(285)	(186)	(99)	53.2%
Total Comprehensive Income (Loss)	$2,532	$3,544	$(1,012)	-28.6%
Common Share Data:
Basic Net Income (Loss) per Share	$0.02	$0.03	$(0.01)	-33.3%
Diluted Net Income (Loss) per Share	$0.02	$0.03	$(0.01)	-33.3%
Weighted Average Common Shares Outstanding - Basic	118,845	117,872	973	0.8%
Weighted Average Common Shares Outstanding - Diluted	119,559	119,505	54	0.0%
nm - not meaningful

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	As of
	March 30,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$39,068	$56,087
Accounts receivable	50,894	36,123
Inventory	189,143	192,523
Prepaids and other current assets	9,081	12,614
Total Current Assets	288,186	297,347
Property, Plant and Equipment, Net	41,664	40,983
Goodwill	372,340	372,340
Other Intangibles, Net	407,130	386,676
Other Noncurrent Assets	34,841	35,974
Total Assets	$1,144,161	$1,133,320

Liabilities and Stockholders’ Equity
Accounts payable	$37,586	$44,781
Accrued liabilities	56,164	43,190
Current portion of long-term debt	7,068	7,201
Total Current Liabilities	100,818	95,172
Long-Term Debt, Net of Current Portion	544,194	545,385
Deferred Taxes	37,308	37,391
Other Noncurrent Liabilities	37,256	34,220
Total Liabilities	719,576	712,168

Common Stock	12	12
Additional Paid-In Capital	378,458	377,557
Accumulated Other Comprehensive Loss	(1,447)	(1,162)
Retained Earnings	47,562	44,745
Total Stockholders’ Equity	424,585	421,152
Total Liabilities and Stockholders’ Equity	$1,144,161	$1,133,320

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the thirteen weeks ended
	March 30,	March 31,
	2025	2024
Operating Activities
Net Income (Loss)	$2,817	$3,730
Adjustments to Reconcile to Net Cash	14,458	10,971
Changes in Operating Assets and Liabilities	(25,125)	4,142
Net Cash Provided by (Used in) Operating Activities	(7,850)	18,843

Investing Activities
Capital Expenditures, Net of Dispositions	(7,740)	(1,091)
Net Cash Provided by (Used in) Investing Activities	(7,740)	(1,091)

Financing Activities
Net Change in Debt	(1,776)	(16,748)
Payments from Stock-Based Award Activities	(594)	(921)
Net Cash Used in Financing Activities	(2,370)	(17,669)

Effect of Foreign Currency Rate Fluctuations on Cash	941	(37)

Net Change in Cash and Cash Equivalents	(17,019)	46

Cash and Cash Equivalents
Beginning of Period	56,087	41,081
End of Period	$39,068	$41,127

We present certain information with respect to EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Bank-adjusted EBITDA Leverage Ratio, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow as supplemental measures of our operating performance and believe that such non-GAAP financial measures are useful to investors in evaluating our financial performance and in comparing our financial results between periods because they exclude the impact of certain items that we do not consider indicative of our ongoing operating performance. We believe that the presentation of these non-GAAP financial measures enhances the usefulness of our financial information by presenting measures that management uses internally to establish forecasts, budgets, and operational goals to manage and monitor our business. We believe that these non-GAAP financial measures help to depict a more realistic representation of the performance of our underlying business, enabling us to evaluate and plan more effectively for the future.

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Bank-adjusted EBITDA Leverage Ratio, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are not prepared in accordance with generally accepted accounting principles (“GAAP”) and may be different from non-GAAP and other financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing our financial performance. These metrics should not be considered as alternatives to net income, gross profit, net cash provided by operating activities, or any other performance measures, as applicable, derived in accordance with GAAP.

We define EBITDA as earnings before depreciation, amortization of intangible assets, interest expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude, to the extent applicable, restructuring costs, which includes operational restructuring and integration activities, termination related benefits, facilities relocation, and executive transition costs; changes in the fair value of the warrant liability; changes in the fair value of the earn-out liability; equity-based compensation expense; gain or loss on the early extinguishment of debt; notable items that we do not believe are reflective of our underlying operating performance, including litigation settlements and certain costs incurred for advisory services related to identifying performance initiatives; and other expenses or gains, which includes gains or losses from disposal of fixed assets, franchise taxes, and gains or losses from foreign currency transactions. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales.

HOLLEY INC. and SUBSIDIARIES
USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	For the thirteen weeks ended
	March 30,	March 31,
	2025	2024
Net Income (Loss)	$2,817	$3,730
Adjustments:
Interest Expense, Net	15,708	11,004
Income Tax Expense (Benefit)	1,076	(891)
Depreciation	2,299	2,464
Amortization	3,532	3,436
EBITDA	25,432	19,743
Restructuring Costs	463	615
Change in Fair Value of Warrant Liability	(73)	(3,127)
Change in Fair Value of Earn-Out Liability	(185)	(649)
Equity-Based Compensation Expense	1,495	1,141
Loss (Gain) on Early Extinguishment of Debt	-	141
Notable Items	200	3,100
Other Expense (Income)	(42)	(8)
Adjusted EBITDA	$27,290	$20,956
Net Sales	$153,044	$158,636
Net Income Margin	1.8%	2.4%
Adjusted EBITDA Margin	17.8%	13.2%

We define the Bank-adjusted EBITDA Leverage Ratio as Net Debt divided by our Bank-adjusted EBITDA for the trailing twelve-month ("TTM") period, as defined under our Credit Agreement entered into in November 2021, as amended, which is used in calculating covenant compliance.

	March 30, 2025	December 31, 2024
Net Loss	$(24,148)	$(23,235)
Adjustments:
Interest Expense, Net	55,395	50,690
Income Tax Expense (Benefit)	(1,058)	(3,025)
Depreciation	10,386	10,551
Amortization	13,980	13,884
EBITDA	54,555	48,865
Restructuring Costs	1,220	1,372
Change in Fair Value of Warrant Liability	(4,516)	(7,570)
Change in Fair Value of Earn-Out Liability	(1,870)	(2,333)
Equity-Based Compensation Expense	5,524	5,170
Impairment of indefinite-lived intangible assets	7,695	7,695
Impairment of goodwill	40,906	40,906
Loss on Sale of Assets	9,234	9,234
Loss (Gain) on Early Extinguishment of Debt	—	141
Notable Items	4,200	7,100
Other Expense	(121)	(87)
Adjusted EBITDA	116,827	110,493
Additional Permitted Charges	3,593	12,261
Adjusted EBITDA per Credit Agreement	$120,420	$122,754
Total Debt	$559,787	$561,840
Less: Permitted Cash and Cash Equivalents	39,068	50,000
Net Indebtedness per Credit Agreement	$520,719	$511,840
Bank-adjusted EBITDA Leverage Ratio	4.32 x	4.17 x

We define Adjusted Net Income as earnings excluding the after-tax effect of changes in the fair value of the warrant liability, changes in the fair value of the earn-out liability, write-downs of assets held-for-sale, and gain or loss on the early extinguishment of debt. We define Adjusted Diluted EPS as Adjusted Net Income on a per share basis. Management uses these measures to focus on on-going operations and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. We believe that using this information, along with net income and net income per diluted share, provides for a more complete analysis of the results of operations.

	For the thirteen weeks ended
	March 30,	March 31,
	2025	2024
Net Income (Loss)	$2,817	$3,730
Special items:
Adjust for: Change in Fair Value of Warrant Liability	(73)	(3,127)
Adjust for: Change in Fair Value of Earn-Out Liability	(185)	(649)
Adjust for: Loss (Gain) on Early Extinguishment of Debt	-	111
Adjusted Net Income (Loss)	$2,559	$65

	For the thirteen weeks ended
	March 30,	March 31,
	2025	2024
Net Income (Loss) per Diluted Share	$0.02	$0.03
Special items:
Adjust for: Change in Fair Value of Warrant Liability	-	(0.03)
Adjust for: Change in Fair Value of Earn-Out Liability	-	-
Adjusted Diluted EPS	$0.02	$0.00

We define Free Cash Flow as net cash provided by operating activities minus cash payments for capital expenditures, net of dispositions. Management believes providing Free Cash Flow is useful for investors to understand our performance and results of cash generation after making capital investments required to support ongoing business operations.

	For the thirteen weeks ended
	March 30,	March 31,
	2025	2024
Net Cash Provided by Operating Activities	$(7,850)	$18,843
Capital Expenditures, Net of Dispositions	(2,980)	(1,265)
Proceeds from the disposal of fixed assets	—	174
Free Cash Flow	$(10,830)	$17,752